                                                                 Exhibit 10.40.1



                                Credit Agreement

                          dated as of October 26, 2001

                                    Between:


                      BOWATER CANADIAN FOREST PRODUCTS INC.
                                  (as Borrower)

                              BOWATER INCORPORATED
                                 (as Guarantor)

                             THE BANK OF NOVA SCOTIA
                            (as Administrative Agent)

                                     - and -

                           THE BANKS FROM TIME TO TIME
                                 PARTIES THERETO


           =========================================================

                            FIRST AMENDING AGREEMENT

           =========================================================



                              MCCARTHY TETRAULT LLP
                                   (Montreal)


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                                                                  EXECUTION COPY


                            FIRST AMENDING AGREEMENT
                 (CREDIT AGREEMENT DATED AS OF OCTOBER 26, 2001)
                -------------------------------------------------


                  THIS AGREEMENT is made as of October 18, 2002, between BOWATER CANADIAN FOREST PRODUCTS INC. (formerly Bowater Pulp and Paper Canada Inc.), a corporation duly amalgamated and validly existing under the Canada Business Corporations Act (the "Borrower"), BOWATER INCORPORATED, a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the "Guarantor") and THE BANK OF NOVA SCOTIA ("ScotiaBank"), as administrative agent, and each of the Banks (as defined in the Credit Agreement referred to below) party hereto.


                                    RECITALS


         A. The Borrower, the Guarantor, various financial institutions, as lenders, and ScotiaBank, as administrative agent, have entered into a credit agreement dated as of October 26, 2001 (the "Canadian Credit Agreement") providing for a 364-day revolving credit facility in the principal amount of US $100,000,000.

         B. Pursuant to the Canadian Credit Agreement, the Guarantor has guaranteed the prompt payment in full when due of the Guaranteed Obligations (as defined in the Canadian Credit Agreement).

         C. The Borrower and the Guarantor, together with various subsidiaries of the Guarantor, each as a borrower, various financial institutions as lenders, and JPMorgan Chase Bank, as administrative agent, have entered into a credit agreement dated as of May 22, 2002 (the "US Credit Agreement") providing for a revolving credit facility and term loans in an aggregate principal amount of US $800,000,000.

         D. The parties wish to amend the Canadian Credit Agreement in order to
(i) provide for an extension of the Revolving Credit Termination Date (as defined therein), (ii) revise the margins for the calculation of interest rates and the rates at which facility fees are calculated, (iii) reflect the acquisition of Alliance Forest Products Inc. and the amalgamation of Bowater Canadian Forest Products Inc. and Bowater Pulp and Paper Canada Inc., (iv) enable the anticipated structured receivables financing for the Guarantor and its Wholly Owned Subsidiary, Bowater America, Inc., and (v) conform certain covenants and events of default of the Canadian Credit Agreement to the provisions of the US Credit Agreement.

                  THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties have made and entered into this Agreement.


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                                      -2-


                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS AND EXPRESSIONS

         Unless such terms or expressions are defined differently, capitalized terms and expressions used in this Agreement and defined in the Canadian Credit Agreement have the respective meanings given to them in the Canadian Credit Agreement.

1.2      FORM OF CERTAIN AMENDMENTS

         For convenience, the parties have agreed to indicate certain amendments in the Canadian Credit Agreement as follows. Words or other provisions that they wish to add are denoted using bold-faced, double-underlined text. Words or other provisions that they wish to delete are denoted by striking lines through such words or provisions.

                                   ARTICLE 2
                                   AMENDMENTS

2.1      EXTENSION OF REVOLVING CREDIT TERMINATION DATE

         The definition of the term "Revolving Credit Termination Date" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Revolving Credit Termination Date" shall mean October 24, 2003, as such date may from time to time be extended as provided in
         Section 2.09 hereof".


2.2      REFERENCES TO US CREDIT AGREEMENT

                  The definition of the term "US Revolving Term Credit Agreement" in section 1.01 of the Canadian Credit Agreement is amended as follows and the necessary consequential amendments are made throughout the Canadian Credit Agreement:


                  ""US Credit Agreement" shall mean Credit Agreement dated as of May 22, 2002 among the Guarantor and each of the subsidiaries of the Guarantor designated as "Subsidiary Borrowers" thereunder, as borrowers, each of the lenders that is a signatory thereto and JPMorgan Chase Bank, as administrative agent, as same may be amended, supplemented or otherwise modified or replaced from time to time".



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                                      -3-


2.3      APPLICABLE MARGIN

         The definition of the term "Applicable Margin" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Applicable Margin" shall mean:

                  (a) with respect to US Base Rate Loans and Cdn Prime Rate Loans, the rate for such Loans for each rating level period set forth in the schedule below:

                                Rating          US Base Rate Loans
                                ------          and Cdn Prime Rate Loans
                                                ------------------------
                           Level I Period                     0.000%
                           Level II Period                    0.000%
                           Level III Period                   0.000%
                           Level IV Period                    0.150%
                           Level V Period                     0.450%

                  (b) with respect to all other Loans, the rate for such Loans for each rating level period set forth in the schedule below:

                                Rating                     Other Loans
                                ------
                           Level I Period                    0.400%
                           Level II Period                   0.500%
                           Level III Period                  0.950%
                           Level IV Period                   1.150%
                           Level V Period                    1.450%

                  Any change in the Applicable Margin for any Loan by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, two Business Days after the effective date of such changed rating. If no Standard & Poor's Rating or no Moody's Rating is available, such rating will be deemed to be in Level V. If the rating system of Moody's or Standard & Poor's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Guarantor and the Banks shall negotiate in good faith to amend the provisions of this Agreement to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation."


2.4      FACILITY FEES

         Section 2.04(a) of the Canadian Credit Agreement is amended as follows:


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                  "(a) The Borrower shall pay to the Administrative Agent for the account of each Bank a facility fee on the amount of such Bank's Commitment as then in effect, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to (i) 0.100% during any Level I Period, (ii) 0.125% during any Level II Period, (iii) 0.175% during any Level III Period, (iv) 0.225% during any Level IV Period and (v) 0.300% during any Level V Period; provided that if such Bank continues to have a Loan outstanding after such Bank's Commitment terminates, then such facility fee shall continue to accrue on the daily aggregate principal amount of Loans of such Bank from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Loans outstanding. Accrued facility fees shall be payable on each Quarterly Date, on the Maturity Date and on the earlier of the date the Commitments are terminated and the Revolving Credit Termination Date. Any change in a facility fee by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the date two Business Days after the effective date of such changed rating."


2.5      ALLIANCE FOREST PRODUCTS INC.

         The definitions of the terms "Alliance," "Alliance Arrangement" and "Alliance Arrangement Agreement" in Section 1.01 of the Canadian Credit Agreement are deleted and the necessary consequential amendments are made throughout the Canadian Credit Agreement.

2.6      BOWATER GROUP

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Bowater Group" shall mean, collectively, the Guarantor and each of its Subsidiaries other than any Receivables Entity and any Subsidiary of any Receivables Entity."

2.7      CONSOLIDATED NET WORTH

         The definition of the term "Consolidated Net Worth" in section 1.01 of the Canadian Credit Agreement is amended as follows:

                  ""Consolidated Net Worth" shall mean, as at any date, the sum, for the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a) the amount of common stock, plus


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                                      -5-


                  (b) the amount of any Preferred Stock, plus

                  (c) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit), plus


                  (d) equity adjustments from (i) foreign currency translations
                  (ii) minimum pension liability adjustments, (iii) unrealized gain/(loss) on hedged transactions and (iv) any other items of accumulated other comprehensive income (or deficit) (in each case of the foregoing clauses (i) through (iv), in the case of negative adjustments, minus the amount of such adjustments), it being understood that such adjustments are to be recharacterized in accordance with FASB Statement No. 130 as accumulated other comprehensive income (or deficit), minus

                  (e) the unpaid principal amount of the loan (if any) to the Guarantor's Employee Stock Ownership Plan (ESOP), minus

                  (f) the cost of treasury stock."


2.8      CONSOLIDATED SUBSIDIARY

         The definition of the term "Consolidated Subsidiary" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP, excluding in any event any Receivables Entity and any QSPE."


2.9      DEFINITIONS OF EQUITY, SUBORDINATED DEBT AND NET WORTH

         The definitions of the terms "Equity," "Subordinated Debt" and "Net Worth," respectively, in section 1.01 of the Canadian Credit Agreement are deleted.

2.10     INDEBTEDNESS

         The definition of the term "Indebtedness" in section 1.01 of the Canadian Credit Agreement is amended as follows:

                  ""Indebtedness" shall mean, for any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);
         (ii) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary


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                                      -6-



         course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) Capital Lease Obligations of such Person; and (vi) Indebtedness of others Guaranteed by such Person; and (vii) any obligation of such Person in respect of transactions commonly referred to in commercial settings as an "accounts receivable securitization."


2.11     MATERIAL INDEBTEDNESS

         The definition of the term "Material Indebtedness" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Interest Rate Protection Agreements, of the Guarantor and its Subsidiaries (other than a QSPE) in an aggregate principal amount exceeding US$50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting requirements) that such Person would be required to pay if such Interest Rate Protection Agreement were terminated at such time."


2.12     MINORITY INTEREST

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Minority Interests" shall mean, as at any date, the amount of minority interests of the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP)."

2.13     PERMITTED SECURITIZATION

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Permitted Securitization" shall mean any transaction or series of transactions that may be entered into by any member of the Bowater Group and/or a Receivables Entity of a type that is commonly referred to in commercial settings as an "accounts receivable securitization" and that involves the sale, conveyance or other transfer (whether through a sale of stock, membership interests or assets), the grant of a security interest in, the issuance of securities backed by, or any similar transaction involving


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                                      -7-


         accounts receivables (whether now existing or arising in the future) of any member of the Bowater Group and/or a Receivables Entity, and any Related Accounts Receivable Assets; provided that a transaction shall only be considered to be a Permitted Securitization to the extent (and up to the extent) that, after giving effect to the proposed transaction, the aggregate outstanding face amount of the Indebtedness (excluding any Indebtedness incurred pursuant to any subordinated note issued by the Receivables Entity to the member of the Bowater Group who originated the accounts receivable as a portion of the purchase price therefor (herein referred to as "Excluded Indebtedness")), together with the Indebtedness (excluding the Excluded Indebtedness) of all other Receivables Entities shall not exceed US$200,000,000.

                  In each Permitted Securitization, (i) the respective Receivables Entity shall be permitted to sell, convey or otherwise transfer, or grant a security interest in, (x) any right, title and interest of such Receivables Entity against the originator (and any intermediate transferee) of accounts receivable pursuant to which such receivables are sold, conveyed or otherwise transferred to such Receivables Entity and (y) any right, title and interest of the Receivables Entity in respect of any Standard Securitization Undertakings, (ii) there shall be no recourse under such securitization to any member of the Bowater Group other than pursuant to Standard Securitization Undertakings and (iii) the Administrative Agent shall receive a certificate of an officer of the Guarantor that the terms of such securitization are in compliance with the terms of this Agreement."

2.14     QUALIFIED SPECIAL PURPOSE ENTITY

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""QSPE" shall mean each Subsidiary of the Guarantor identified as a qualified special purpose entity on Schedule II, provided that

                  (a) either (x) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any member of the Bowater Group, (ii) is recourse to or obligates any member of the Bowater Group in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any Property of any member of the Bowater Group, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than, in the case of this clause (iii), pursuant to Standard Securitization Undertakings) or (y) if any portion of the Indebtedness of such Subsidiary is Guaranteed by any member of the Bowater Group, such Indebtedness is listed on Schedule I,


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                                      -8-


                  (b) with which no member of the Bowater Group has any material contract, agreement, arrangement or understanding other than on terms no less favorable to any member of the Bowater Group than those that might be obtained at the time from Persons that are not Affiliates of any member of the Bowater Group, and

                  (c) to which no member of the Bowater Group has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results."

2.15     RECEIVABLE FILE

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Receivable File" shall mean, with respect to any account receivable, (i) the Contract (as such term is defined in "Related Accounts Receivable Assets" in this Section) giving rise to such receivable and other evidences of such receivable including tapes, discs, punch cards and related property and rights and (ii) each UCC financing statement related thereto, if any."

2.16     RECEIVABLES ENTITY

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Receivables Entity" shall mean a direct or indirect Subsidiary of the Guarantor (or another Person in which any member of the Bowater Group may make an Investment) to which any member of the Bowater Group sells, conveys or otherwise transfers (whether directly or indirectly) accounts receivable and Related Accounts Receivable Assets and/or one or more financial instruments arising from the sale (whether through the sale of stock, membership interests or assets) of accounts receivable and Related Accounts Receivable Assets, which engages in no material activities other than in connection with the financing of such assets and which is designated by the Guarantor (as provided below) as a Receivables Entity,

                  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any member of the Bowater Group, (ii) is recourse to or obligates any member of the Bowater Group in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any Property of any member of the Bowater Group, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than such accounts receivable and Related Accounts Receivable Assets sold, conveyed or otherwise transferred into the applicable Permitted Securitization and other than pursuant to Standard Securitization Undertakings,


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                                      -9-


                  (b) with which no member of the Bowater Group has any material contract, agreement, arrangement or understanding other than on terms no less favorable to any member of the Bowater Group than those that might be obtained at the time from Persons that are not Affiliates of any member of the Bowater Group, other than fees payable in the ordinary course of business in connection with servicing receivables, and

                  (c) to which no member of the Bowater Group has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  Any such designation by the Guarantor shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer's certificate of the Guarantor certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions."

2.17     RELATED ACCOUNTS RECEIVABLE ASSETS

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Related Accounts Receivable Assets" shall mean, with respect to any account receivable, (a) all right, title and interest, but none of the obligations, of the applicable originator, in the goods (including returned goods), if any, relating to the sale which gave rise to such receivable (the "Originator"), (b) all right, title and interest, but none of the obligations, of such Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such receivable, whether pursuant to the Contract related to such receivable or otherwise, (c) all Uniform Commercial Code financing statements or similar instruments covering any collateral securing payment of such receivable, (d) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such receivable, whether pursuant to the Contract relating to such receivable or otherwise relating to such receivable, (e) all proceeds of such receivable and all right, title and interest, if any, of such Originator in any lockbox, any lockbox account or any deposit or concentration account into which collections of such receivable are deposited and (f) all other instruments and all rights under the documents in the Receivables File relating to such receivable and all rights (but not obligations) relating to such receivable.

                  For purposes hereof, "Contract" means, with respect to any accounts receivable, either (i) a written agreement between an Originator and a Person obligated with respect to such receivable, or
         (ii) an invoice issued by the Originator to a Person obligated with respect to such receivable, in either of the


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                                      -10-


         foregoing cases, pursuant to which such Person is obligated to pay for goods, merchandise and/or services."

2.18     STANDARD SECURITIZATION UNDERTAKINGS

         The following definition is added at the appropriate place in section
1.01 of the Canadian Credit Agreement based on the alphabetical ordering of the definitions in the section:

                  ""Standard Securitization Undertakings" shall mean, collectively, (i) customary arms-length servicing obligations (together with any related performance guarantees), (ii) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentation (in each case unrelated to the collectibility of receivables or creditworthiness of the associated account debtors),
         (iii) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable securitizations (or, in the case of a QSPE, the transactions described in Schedule II) and (iv) in the case of a QSPE, a guarantee by members of the Bowater Group of any make-whole premium (but not any principal or interest) on Indebtedness of the QSPE."

2.19     TOTAL CAPITAL

         The definition of the term "Total Capital" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Total Capital" shall mean, at any time, Consolidated Net Worth plus Total Debt plus Minority Interest."


2.20     TOTAL DEBT

         The definition of the term "Total Debt" in section 1.01 of the Canadian Credit Agreement is amended as follows:


                  ""Total Debt" shall mean, at any time, the sum (without duplication) of (a) the aggregate outstanding principal amount of all Indebtedness of the Guarantor and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP to the extent required to be reflected on a balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP plus (b) the aggregate outstanding principal amount of all Indebtedness of all Receivables Entities at such time determined in accordance with GAAP; provided that the term "Total Debt" shall (1) include any preferred stock that does not qualify as Preferred Stock, 2) exclude Indebtedness in respect of commercial documentary letters of credit and (3) exclude any increase or decrease in the Indebtedness of the Guarantor and its Consolidated Subsidiaries caused by any revaluation of the "debt balances" acquired in connection with the Guarantor's purchase of Newsprint South Inc. and the Borrower."



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                                      -11-


2.21     REPRESENTATION AND WARRANTY WITH RESPECT TO SUBSIDIARIES

         Section 8.11 of the Canadian Credit Agreement is amended as follows:


                  "8.11 Subsidiaries, Etc. Set forth in Schedule II hereto is a complete and correct list, as of o, of all of the Subsidiaries of the Guarantor (other than inactive Subsidiaries awaiting dissolution), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, (x) each of the Guarantor and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  Except as set forth on Schedule V, none of the Subsidiaries of the Guarantor, is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in
         Section 9.12."


2.22     COVENANT WITH RESPECT TO EXISTENCE, ETC.

         Section 9.03(a) of the Credit Agreement is amended as follows:


                  "(a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof or any transaction by a Receivables Entity or a QSPE);"


2.23     COVENANT WITH RESPECT TO PROHIBITION OF FUNDAMENTAL CHANGES

         Section 9.05 of the Canadian Credit Agreement is amended as follows:


                  "9.05 Prohibition of Fundamental Changes. Each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries (other than any QSPE, as to which this Section shall not be applicable) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding any inventory or other Property sold or disposed of in the ordinary course of business


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                                      -12-


         and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:


                   (a) any Subsidiary of the Guarantor, other than the Borrower, may be merged, amalgamated or consolidated with or into: (i) the Guarantor, if the Guarantor shall be the continuing or surviving corporation, (ii) the Borrower, if the Borrower shall be the continuing or surviving corporation, or (iii) another Subsidiary (other than a QSPE) of the Guarantor other than the Borrower; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary (or in the case of an amalgamation, a new Wholly Owned Subsidiary formed thereby) shall be the continuing or surviving corporation;

                  (b) any Subsidiary of the Guarantor other than the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Guarantor or to the Borrower or any other Wholly Owned Subsidiary of the Guarantor (other than a QSPE);

                  (c) the Guarantor or any Subsidiary of the Guarantor other than the Borrower may merge or consolidate (and any such Subsidiary may amalgamate) with any other Person (other than a
                  QSPE) if (i) in the case of a merger or consolidation of the Guarantor, the Guarantor is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Guarantor and (ii) after giving effect thereto no Default would exist;

                  (d) any Wholly Owned Subsidiary of the Guarantor other than the Borrower may be dissolved or liquidated, so long as any assets of such Wholly Owned Subsidiary (after settlement of all claims against such Wholly Owned Subsidiary) shall be transferred in such dissolution or liquidation to the Guarantor or to the Borrower or any other Wholly Owned Subsidiary of the Guarantor (other than a QSPE);

                  (e) the Guarantor and/or any Subsidiary of the Guarantor may enter into any Permitted Securitization; and

                  (f) in addition to the dispositions permitted pursuant to clauses (b) through (d) of this Section 9.05, the Guarantor and/or any Subsidiary of the Guarantor other than the Borrower may sell or otherwise dispose of Property (including by merger or consolidation) if, after giving effect to any such sale or disposition, the book value of such Property, together with the aggregate book value of the Property so sold or disposed of since December 31, 2001 does not exceed 20% of Total Assets at the date of (and before giving effect to) such sale or disposition, provided that in any event the dispositions set forth in Schedule IV hereto shall be permitted and shall not to be included in the calculation of aggregate dispositions otherwise permitted under the foregoing provisions of this clause (f)."

2.24     COVENANT WITH RESPECT TO LIENS

         Section 9.06 of the Canadian Credit Agreement is amended by deleting paragraph (k), adding the following paragraphs after paragraph (i) and by re-numbering the subsequent paragraphs accordingly:

                  "(j) customary Liens on the purchased Property under a Permitted Securitization or Liens resulting from the characterization of the sale of such purchased Property as secured Indebtedness;

                  (k) Liens on any Property owned by any QSPE;"

2.25     COVENANT WITH RESPECT TO CONSOLIDATED NET WORTH

         Section 9.07 of the Canadian Credit Agreement is amended as follows:


                  "9.07 Consolidated Net Worth. The Guarantor will not permit Consolidated Net Worth at any time to be less than (a) US$1,620,000,000 plus (b) 50% of the consolidated net income of the Guarantor and its Consolidated Subsidiaries for each fiscal quarter of the Guarantor from and including the first fiscal quarter in 2002 to and including the fiscal quarter ending on (or most recently ended prior to) such time; provided that, if there is a consolidated net loss for any such fiscal quarter, consolidated net income for such fiscal quarter shall, for the purposes of clause (b) of this Section 9.07, be deemed to be zero."


2.26     COVENANT WITH RESPECT TO TRANSACTIONS WITH AFFILIATES:

         Section 9.09 of the Canadian Credit Agreement is amended as follows:


                  "9.09 Transactions with Affiliates. Except as expressly permitted by this Agreement, each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (1) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower, the Guarantor or any of their respective Subsidiaries and receive reasonable compensation for his or her services in such capacity, (2) the Borrower, the Guarantor and their respective Subsidiaries may enter into transactions (other than extensions of credit to an Affiliate) so long as the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower, the Guarantor and their respective Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate and (3) the Guarantor and its Subsidiaries other than the Borrower may enter into any of the transactions described in this Section 9.09 with Ponderay, so long as, in the case of any Guarantee of the Indebtedness of Ponderay, the ratio, expressed as a percentage, of such Indebtedness that is Guaranteed to the aggregate outstanding principal amount of all Indebtedness of Ponderay shall not exceed the ownership percentage of the Guarantor in Ponderay held through the Guarantor's Wholly Owned Subsidiary, Lake Superior Forest Products Inc., a corporation existing under the laws of the State of Delaware, and (4) the Borrower, the Guarantor and their respective Subsidiaries may extend credit to any Affiliate in an aggregate principal amount as to all Affiliates not exceeding US$30,000,000, so long as the monetary or business consideration arising from each such extension of credit would be substantially as advantageous to the Borrower, the Guarantor and their respective Subsidiaries as the monetary or business consideration which it would obtain in a comparable transaction with a Person not an Affiliate. Notwithstanding the foregoing, the Borrower, the Guarantor and any of their respective Subsidiaries may enter into transactions with Receivables Entities pursuant to Permitted Securitizations."


2.27     COVENANT WITH RESPECT TO INDEBTEDNESS

         Section 9.11 of the Canadian Credit Agreement is amended by (i) replacing paragraph (a) with the following paragraph (a); (ii) deleting paragraph (g); (iii) adding the following paragraphs after paragraph (e); and
(iv) re-numbering the subsequent paragraphs accordingly:


                  "(a) Indebtedness of the Borrower or other Subsidiaries of the Guarantor existing on the date hereof and (to the extent exceeding the minimum threshold requirements set forth in
                  Section 8.09(a)) set forth in Part A of Schedule I any assumption or Guarantee thereof by any other Subsidiary of the Guarantor and any extensions, renewals, and replacements thereof, so long as (i) the weighted average life of the maturity of the maturity of such Indebtedness as so extended, renewed or refinanced, taken as a whole, is not shorter than such weighted average life prior to such extension, renewal or refinancing and (ii) any terms of subordination set forth in such Indebtedness are not adversely affected thereby in any material respect;


                  (f) Indebtedness under any Permitted Securitization;

                  (g) Indebtedness of any QSPE;"

2.28     COVENANT WITH RESPECT TO RESTRICTIVE AGREEMENTS

         Section 9.12 of the Canadian Credit Agreement is amended as follows:

                  "9.12 Restrictive Agreements. Each of the Borrower and the Guarantor will not, and will not permit any of its Subsidiaries (other than the QSPE's and Receivables Entities) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any of their respective Subsidiaries to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower, the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Borrower, the Guarantor or any other Subsidiary; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the date hereof identified on Schedule V (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder."


2.29     COVENANT WITH RESPECT TO LINES OF BUSINESS

         Section 9.13 of the Canadian Credit Agreement is amended as follows:


                  "9.13 Limitation on Lines of Business. Neither the Borrower nor the Guarantor will enter into any business, either directly or through any Subsidiary, to any substantial extent other than those businesses in which the Borrower, the Guarantor and their respective Subsidiaries are engaged on the date of this Agreement and, in each case, activities directly related thereto or ancillary, complementary or reasonably related thereto as reasonably determined by the Borrower or the Guarantor in their respective sole judgments, including Permitted Securitizations."


2.30     EVENTS OF DEFAULT

         Paragraphs (f), (g), (h) and (i) of section 10 of the Canadian Credit Agreement are amended as follows:


                  "(f) the Borrower, the Guarantor or any of their respective Subsidiaries (other than any QSPE) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) the Borrower, the Guarantor or any of their respective Subsidiaries (other than any QSPE) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors pursuant to the Bankruptcy and Insolvency Act (Canada), (iii) commence a voluntary case under the US Bankruptcy Code, (iv) file a petition or commence any proceedings (including a notice of intention to make a proposal) seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the US Bankruptcy Code or any petition for a receiving order under the Bankruptcy and Insolvency Act (Canada), (vi) take any corporate action for the purpose of effecting any of the foregoing; or


                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, the Guarantor or any of their respective Subsidiaries (other than any QSPE), in any court of competent jurisdiction, seeking (i) the reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the debts of the Borrower, the Guarantor or any of their respective Subsidiaries, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower, the Guarantor or any of their respective Subsidiaries or of all or any substantial part of their Property, or (iii) similar relief in respect of the Borrower, the Guarantor or any of their respective Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of 60 or more days or (iv) an order, judgment or decree approving or ordering any of the foregoing shall be entered against the Borrower, the Guarantor or any of their respective Subsidiaries; or

                  (i) a final judgment or judgments for the payment of money in excess of US$10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of US$50,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower, the Guarantor or any of their respective Subsidiaries (other than any QSPE) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower, the Guarantor or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or"


2.31     SCHEDULES

         (a) Schedule 2.30 (a) to this Agreement replaces Schedule I to the Canadian Credit Agreement.

         (b) Schedule 2.30 (b) to this Agreement replaces Schedule II to the Canadian Credit Agreement.

         (c) Schedule 2.30 (c) to this Agreement replaces Schedule IV to the Canadian Credit Agreement

         (d) Schedule 2.30 (d) to this Agreement is added as Schedule V to the Canadian Credit Agreement

                                    ARTICLE 3
                                     GENERAL

3.1      CONFIRMATION OF CREDIT AGREEMENT

         The parties acknowledge and agree that, except as amended pursuant to this First Amending Agreement, the provisions of the Canadian Credit Agreement, including the guarantee granted by the Guarantor, remain in full force and effect, unamended.

3.2      AMENDMENT AND RENEWAL FEES

         In consideration of the extension of the Revolving Credit Termination Date and the amendments provided for herein, the Borrower shall pay to each Bank a fee in an amount equal to 7.5 basis points of such Bank's Commitment.

3.3      COUNTERPARTS

         This Agreement may be executed in separate counterparts, all of which taken together shall constitute one and the same instrument, and a party may execute this Agreement by signing any such counterpart.

3.4      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.



                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.




                                      BOWATER CANADIAN FOREST PRODUCTS INC.,
                                      as Borrower


                                      By:    /s/ William G. Harvey
                                             ----------------------------------
                                             William G. Harvey
                                             Vice President and Treasurer


                                      BOWATER INCORPORATED,
                                      as Guarantor


                                      By:    /s/ David G. Maffucci
                                             ----------------------------------
                                             David G. Maffucci
                                             Senior Vice President and
                                             Chief Financial Officer





                 [Signatures of the Agent and the Banks Follow]

                                              THE BANK OF NOVA SCOTIA,
                                              as Administrative Agent



                                              By:    /s/ David Maddocks
                                                     ---------------------------
                                                     David Maddocks
                                                     Director



                                              By:    /s/ Anuj Dhawan
                                                     ---------------------------
                                                     Anuj Dhawan
                                                     Associate Director




                  This is a counterpart signature page to the First Amending Agreement dated as of October 18, 2002 between Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties hereto as a Bank.

                                     THE BANK OF NOVA SCOTIA,
                                     as a Bank



                                     By:    /s/ David Angel
                                            -----------------------------------
                                            David Angel
                                            Director, Paper and Forest Products



                                     By:    /s/ John Santillo
                                            -----------------------------------
                                            John Santillo
                                            Associate Director
                                            Paper and Forest Products






                  This is a counterpart signature page to the First Amending Agreement dated as of October 18, 2002 between Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties hereto as a Bank.

                                         THE TORONTO-DOMINION BANK,
                                         as a Bank



                                         By:    /s/ Oana Frumosu
                                                -------------------------------
                                                Oana Frumosu
                                                Associate, Corporate Credit



                                         By:
                                                -------------------------------






                  This is a counterpart signature page to the First Amending Agreement dated as of October 18, 2002 between Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties hereto as a Bank.

                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           as a Bank



                                           By:    /s/ Mark Chandler
                                                  -----------------------------
                                                  Mark Chandler
                                                  Executive Director



                                           By:    /s/ Bill Wolfe
                                                  -----------------------------
                                                  Bill Wolfe
                                                  Executive Director




                  This is a counterpart signature page to the First Amending Agreement dated as of October 18, 2002 between Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties hereto as a Bank.

                                              BANK OF MONTREAL,
                                              as a Bank



                                              By:    /s/ Bruno Jarry
                                                     --------------------------
                                                     Bruno Jarry
                                                     Director



                                              By:
                                                     --------------------------





                  This is a counterpart signature page to the First Amending Agreement dated as of October 18, 2002 between Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties hereto as a Bank.

                                SCHEDULE 2.30 (a)


                                                                      SCHEDULE I


                          Material Agreements and Liens



                     [See Section 8.09 and Section 9.06(a)]


Part A - Material Agreements

(US millions, unless otherwise noted)

Note: Intercompany indebtedness, which is consolidated to zero, is excluded from this listing.


    BOWATER INCORPORATED

    Public Bonds
      9.0% Debentures due 8/1/09                                                   $250.0
      9.375% Debentures due 12/15/21                                               $200.0
      9.5% Debentures due 10/15/12                                                 $125.0

    Tax Exempt Bonds
      7.75% Solid Waste Recycling Facilities Revenue Bond due 10/1/22              $62.0
      7.4% Solid Waste Recycling Facilities Revenue Bond due 12/1/22               $39.5
      7.625% Solid Waste Recycling Facilities Revenue Bond due 3/1/16              $30.0
      Variable Rate Solid Waste Recycling Facilities Revenue Bond due 6/1/29       $33.5
      7.625% Solid Waste Recycling Facilities Revenue Bond due 3/1/06              $ 6.9
      7.4% Solid Waste Recycling Facilities Revenue Bond due 1/1/10                $ 6.5

    Letters of Credit
      Supporting Various Insurance Programs                                        $10.8
      Supporting Variable Rate Solid Waste Recycling Facilities                    $34.8

    Bank Agreements
      $10 Million Cash Management uncommitted line of credit (as of 9/30/02)       $ 0.0
      $300 Million Term Loan (as of 9/30/02)                                       $300.0
      $500 Million Revolving Credit (as of 9/30/02)                                $111.0

    Guarantees
      In connection with Ponderay Newsprint Company                                $50.0
      In connection with the monetization of a timberland note                     $12.8

      In connection with a synthetic lease                                         $52.3
      In connection with a credit facility for Bowater Canadian Forest
         Products Inc.                                                             $100.0
      In connection with notes issued by Bowater Canada Finance Corp.              $600.0

    Synthetic Lease
      Facility due April 30, 2006                                                  $52.3


    BOWATER CANADIAN FOREST PRODUCTS INC.

    Public Bonds
      10.85% Indenture due 11/30/14                                               C$125.0
      10.25% Indenture due 1/15/03                                                 $  7.4

    Private Placement Notes
      10.625% Series A Note Agreement due 6/15/10                                  $98.0
      10.5% Series B Note Agreement at various dates with a final maturity of 2010 $81.6
      10.6% Series C Note Agreement due 1/15/11                                    $70.0
      10.26% Series D Note Agreement with a final maturity of 2011                 $19.8

    Government Loans
      0% Government of Quebec due 4/20/08                                          $ 9.2
      Other miscellaneous non-interest bearing government notes due 2003           $ 0.3

    Letters of Credit
      Lumber Duty                                                                  $ 2.5
      Electricity Contract (to IMO for Thunder Bay)                                C$7.5
      Supporting employment matters                                                C$22.0

    Bank Agreements
      C$10 Million Cash Management line of credit (as of 9/30/02)                  C$7.6
      C$5 Million Cash Management line of credit (as of 9/30/02)                   C$0.0
      $100 Million Credit Facility (as of 9/30/02)                                 $70.0
             (The above letters of credit are under this facility)


    BOWATER CANADA FINANCE CORPORATION

    Public Notes
      7.95% Notes due 2011                                                         $600.0


    BOWATER TRUST 2001-A

    Synthetic Lease due 2006                                                       $52.3

    NEWSPRINT SOUTH INC.

    UDAG Loan Agreement due 2010 with interest rates from 5-6.5%                   $ 7.3


    BOWATER MARITIMES INC.

    Partnership Debt
      11% Subordinated debt due 2003                                               $ 3.7


    QUALIFIED SPECIAL PURPOSE ENTITIES

    Timber Note Holding, LLC
             Loan Agreement due 2009                                               $45.1

    Calhoun Note Holdings AT LLC
             Note Agreement due 2014                                               $64.1

    Calhoun Note Holdings TI LLC
             Note Agreement due 2014                                               $61.6

    Bowater Catawba Note Holdings I LLC
             Note Agreement due 2016                                               $17.4

    Bowater Catawba Note Holdings II LLC
             Note Agreement due 2016                                               $86.8

    Bowater Saluda Note Holdings LLC
             Note Agreement due 2017                                               $89.2


Part B - Material Liens

(US millions, unless otherwise noted)

         BOWATER INCORPORATED

         Timber Note Monetizations                                                 $364.2
             (secured by notes payable by the purchasers of various timberlands)


         BOWATER TRUST 2001-A

         Synthetic Lease                                                           $52.3
                  (secured by new facilities of Bowater Nuway Inc.)

                                SCHEDULE 2.30 (b)


                                                                     SCHEDULE II


                                  Subsidiaries


          [See definition of "QSPE" in Section 1.01, and Section 4.14]


     Subsidiary                                   Jurisdiction of Incorporation

     9068-9050 Quebec Inc.                                Quebec
     Alliance Forest Products (2001) Inc.                 Canada
     Bowater Alabama Inc.                                 Alabama
     Bowater America Inc.                                 Delaware
     Bowater Asia Pte Ltd                                 Singapore
     Bowater Baie-Trinite Inc.                            Quebec
     Bowater Belledune Sawmill Inc.                       Canada
     Bowater Canada Finance Corporation                   Nova Scotia
     Bowater Canada Finance Limited Partnership           New Brunswick
     Bowater Canada Inc. (1)                              Canada
     Bowater Canada Treasury Corp.                        Nova Scotia
     Bowater Canadian Forest Products Inc. (1)            Canada
     Bowater Canadian Holdings Incorporated (1)           Nova Scotia
     Bowater Canadian Limited                             Canada
     Bowater Europe Limited                               United Kingdom
     Bowater Finance Company Inc.                         Delaware
     Bowater Foreign Sales Corporation                    Barbados
     Bowater Japan Limited                                Japan
     Bowater Maritimes Inc. (2)                           New Brunswick
     Bowater Mersey Paper Company Limited (3)             Nova Scotia
     Bowater Mississippi Holdings Inc.                    Delaware
     Bowater Mississippi LLC                              Delaware
     Bowater Newsprint South Inc.                         Delaware
     Bowater Newsprint South LLC                          Delaware
     Bowater Nuway Inc.                                   Delaware
     Bowater Nuway Mid-States Inc.                        Delaware
     Bowater Pulp and Paper Canada Holdings LP            New Brunswick
     Bowater S. America Ltda.                             Brazil
     Bowater South American Holdings Incorporated         Delaware
     Bowater U.S. Holdings Inc.                           Delaware
     Bowater Ventures Inc.                                Delaware
     Bowater Couturier Inc.                               New Brunswick

     Bowater Guerette Inc.                                Quebec
     Bowater-Halla Paper Co., Ltd                         Korea
     Bowater Mitis Inc.                                   Quebec
     Bowater Treated Wood Inc.                            Quebec
     Calhoun Newsprint Company (4)                        Delaware
     Carolina Export Corporation                          Delaware
     Cascapedia Booming Company Inc. (5)                  Quebec
     Coosa Pines Golf Club, Incorporated                  Alabama
     Lake Superior Construction Inc.                      Delaware
     Lake Superior Forest Products Inc.                   Delaware
     Lake Superior Holdings Inc.                          Delaware
     Manifor Inc.                                         Quebec
     Rich Timber Holdings, LLC                            Delaware
     9032-4286 Quebec Inc. (6)                            Quebec

     Qualified Special Purpose Entities:

     Calhoun Note Holdings AT LLC                         Delaware
       (subsidiary of Calhoun Newsprint
       Company, see Note 4)
     Calhoun Note Holdings TI LLC                         Delaware
       (subsidiary of Calhoun Newsprint
       Company, see Note 4)
     Bowater Catawba Note Holdings I LLC                  Delaware
     Bowater Catawba Note Holdings II LLC                 Delaware
     Bowater Saluda Note Holdings LLC                     Delaware
     Timber Note Holding, LLC                             Delaware


         Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of the Company.

                  (1) 100% of the common stock of each of these corporations is owned directly or indirectly by the Company. In addition, each of these corporations has issued C$100,000 of preferred stock to the law firm of Fraser Milner Casgrain and Bowater Canada Inc. has 1,686,406 outstanding Exchangeable Shares (at May 8, 2002), which are exchangeable on a one-for-one basis into shares of Bowater Incorporated Common Stock.

                  (2) 67% owned. The remaining interest is owned 25% by Oji Paper Co., Ltd and 8% by Mitsui & Co., Ltd.

                  (3) 51% owned. The remaining interest is owned by The Washington Post Company.

                  (4) Approximately 51% owned. The remaining interest is owned by Herald Company, Inc.

                  (5) Approximately 50% owned. The remaining interests are owned by Stone Consolidated(approximately 50%) and 1 share is owned by each of the six directors.

                  (6) 50% owned. The remaining interest is owned by Cooperative de travailleurs actionnaire de serres et pepiniere Girardville.

                                SCHEDULE 2.30 (c)


                                                                     SCHEDULE IV


                             Permitted Dispositions


                              [See Section 9.05(e)]







                                      None.

                                SCHEDULE 2.30 (d)


                                                                      SCHEDULE V

                             Restrictive Agreements


                               [See Section 9.12]


                  The Bowater Canada Inc. ("BCI") Exchangeable Shares contain certain restrictions designed to assure the payment of dividends on the Exchangeable Shares. Among other things, unless all dividends on the Exchangeable Shares corresponding to dividends declared and paid to date on the Bowater Incorporated Common Shares have been declared and paid in full on the Exchangeable Shares, BCI shall not, without the prior approval of the holders of the Exchangeable Shares, pay any dividends on the BCI Common Shares or BCI Preferred Shares (or any other shares ranking junior to the Exchangeable Shares), or redeem or purchase or make any capital distribution in respect of such shares or any other shares of BCI ranking equally with the Exchangeable Shares with respect to the payment of dividends or any liquidation distribution.

                  The Support Agreement between Bowater Incorporated, Bowater Canadian Holdings Inc. ("BCHI") and BCI contains restrictions on the payment of dividends and other restrictions that are designed to ensure that the holders of the Bowater Canada Exchangeable Shares are treated the same as the holders of Bowater Common stock.

                  The provisions attached to the Preferred Shares of each of Bowater Canadian Forest Products Inc. ("BCFP"), BCI and BCHI contain restrictions on the payment of dividends in that no dividends may be paid on the respective common shares of those corporations (or other shares ranking junior to the Preferred Shares) unless all dividends are up-to-date on such Preferred Shares.

                  In addition the indentures, agreements, instruments or other arrangements described below contain certain terms and/or conditions that must be satisfied in the context of any payment of dividends or other distribution of property or assets by BCFP with respect to any shares of its capital stock, or any action taken by BCFP to make or repay the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Guarantor or any other Subsidiary, to ensure, in each case, that any such payment, distribution or action taken by BCFP does not (i) constitute a default under, or a breach or contravention of, any provision of such indentures, agreements, instruments or other arrangements, or (ii) result in a redemption, repurchase or similar right being granted to or in favor of the holders of the debt instruments issued pursuant to such indentures, agreements, instruments or other arrangements which, if exercised, would require BCFP to redeem, repurchase or otherwise acquire such debt instruments.

                  Trust Indenture dated as of December 12, 1989 between Canadian Pacific Forest Products Limited (now BCFP) and Montreal Trust Company in respect of the US$125,000,000 10.85% debentures due November 30, 2014.

                  Note Agreement dated as of June 1, 1990 by Canadian Pacific Forest Products Limited (now BCFP) in respect of the US$98,000,000 10.625% Senior Notes, Series A, and the US$102,000,000 10.50% Senior Notes, Series B, each due June 15, 2010.

                  Note Agreement dated as of November 1, 1990 by Canadian Pacific Forest Products Limited (now BCFP) in respect of the US$70,000,000 10.60% Senior Notes, Series C, and the US$22,000,000
         10.26% Senior Notes, Series D, each due January 15, 2011.

                  US$75,000,000 10.25% Debentures due January 15, 2003 dated as of January 13, 1993 issued by Canadian Pacific Forest Products Limited (now BCFP) pursuant to a prospectus supplement dated January 13, 1993 to the prospectus of Canadian Pacific Forest Products Limited (now
         BCFP) dated June 9, 1992.